CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement of Franklin New York Tax-Free Income Fund on Form N-1A File Nos. 2-77880 of our report dated June 30, 1998 on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Income Fund, which report is included in the Annual Report to Shareholders for the year ended May 31, 1998 which is incorporated by reference in the Registration Statement.



                              /s/ PricewaterhouseCoopers LLP
                                  PricewaterhouseCoopers LLP



San Francisco, California
December 18, 1998